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                                                                  Exhibit  21.01

                             List of Subsidiaries
                             --------------------

 .  AllAdvantage.com Limited, a English company

 .  AllAdvantage.com International Inc., a Delaware corporation.

 .  AllAdvantage.com Inc., a Delaware corporation.

 .